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                                                                     EXHIBIT 1.1


                               _____________Shares



                               CRM HOLDINGS, LTD.

                                  COMMON SHARES
                            PAR VALUE $0.01 PER SHARE




                             UNDERWRITING AGREEMENT

                                                            ______________, 2005

Sandler O'Neill & Partners, L.P.,
         As representative of the several Underwriters
         named in Schedule I hereto,
919 Third Avenue
6th Floor
New York, New York  10022


Ladies and Gentlemen:

         CRM Holdings, Ltd., an exempted company incorporated in Bermuda (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O'Neill & Partners, L.P. and the other Underwriters named in Schedule I hereto (the "Underwriters"), for whom Sandler O'Neill & Partners, L.P. is acting as representative (the "Representative"), an aggregate of ___________ common shares, par value $0.01 per share ("Common Shares"), of the Company, and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of _____ Common Shares and, at the election of the Underwriters, up to ________ additional shares of Common Shares. The aggregate of _____ Common Shares to be sold by the Company and the Selling Shareholders is herein called the "Firm Shares" and the aggregate of _____ additional shares to be sold by the Selling Shareholders is herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

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      1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form S-1 (File No. 333-128424) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; the Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"); all references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR");

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;


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there are no contracts or other documents required to be described in the
Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required;

                  (iii) Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

                  (iv) As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein. As used in this paragraph and elsewhere in this Agreement:


            "Applicable Time" means ___:00 [a/p]m (Eastern time) on the date of this Agreement.


            "Statutory Prospectus" as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.


            "Issuer Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Act.

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            "Issuer Represented General Use Free Writing Prospectus" means any
            Issuer Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule IV to this Agreement.


            "Issuer-Represented Limited Use Free Writing Prospectus" means any Issuer Represented Free Writing Prospectus that is not an Issuer Represented General Use Free Writing Prospectus.

                  (v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

                  (vi) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in each of the General Disclosure Package and the Prospectus (the "Financial Statements") present fairly the combined financial position of each of Compensation Risk Managers, LLC, a New York limited liability company ("CRM"), Compensation Risk Managers of California, LLC, a California limited liability company ("CRM CA"), EIMAR L.L.C., a New York limited liability company ("EIMAR"), and Twin Bridges (Bermuda) Ltd., a Bermuda exempted company ("Twin Bridges" and collectively together with any successor to such entities and CRM USA Holdings, Inc., a Delaware corporation, which shall be formed under the laws of the State of Delaware in accordance with the Reorganization Agreement (as defined below), the "Subsidiaries") as of and at the dates indicated and the results of their operations and cash flows for the periods specified; such Financial Statements, unless otherwise noted therein have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement; the income statement information for the three fiscal years ended December 31, 2004 and balance sheet information as of each of December 31, 2004, December 31, 2003 and December 31, 2002 as set forth in each of the General Disclosure Package and the Prospectus under the captions "Summary Combined Financial Information" and "Selected Combined and Pro Forma Financial Information" fairly present the information therein on a basis consistent with that of the audited combined financial statements contained in the

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Registration Statement; the income statement information for each of the nine months ended September 30, 2005 and September 30, 2004 and the balance sheet information as of September 30, 2005 as set forth in each of the Statutory Prospectus and the Prospectus under the captions "Summary Combined Financial Information" and "Selected Combined and Pro Forma Financial Information" fairly present the information therein on a basis consistent with that of the unaudited combined financial statements contained in the Registration Statement; the income statement information for the two fiscal years ended December 31, 2001 and balance sheet information as of each of December 31, 2001 and December 31, 2000 as set forth in each of the General Disclosure Packagae and the Prospectus under the captions "Summary Combined Financial Information" and "Selected Combined and Pro Forma Financial Information" fairly present the information therein on a basis consistent with that of the unaudited combined financial statements of CRM, Eimar, CRM CA and Twin Bridges with respect to those periods; the pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vii) Johnson & Lambert & Co., who have certified certain financial statements of the Company and the Subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder and in accordance with the requirements of applicable insurance laws and regulations, and the published standards of the National Association of Insurance Commissioners, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company (the "Sarbanes-Oxley Act");

                  (viii) The statistical and market related data contained in the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                  (x) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity (as defined below), otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or material change in the long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any event or development that may cause a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as described in each of the General Disclosure Package and the Prospectus, there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries, taken as a whole, and there has been no dividend or

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distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than the Distributions (as defined in the Prospectus);

                  (xi) The Company and the Subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all any security interest, mortgage, pledge, lien, encumbrance, restriction, defect or claim (collectively, "Liens") except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries;

                  (xii) The Reorganization Agreement dated [DATE], by and among
(a) the Company, (b) CRM, CRM CA, Eimar and Twin Bridges and (c) the shareholders named therein (the "Reorganization Agreement") has been duly authorized, executed and delivered by each of the parties thereto; the Reorganization Agreement constitutes a valid and binding obligation of each of the parties thereto enforceable in accordance with its terms; none of the parties to the Reorganization Agreement is in default in the performance, observance or fulfillment of, any obligation, agreements, covenant or condition contained therein; and the description of the Reorganization Agreement and the transactions contemplated thereby are accurately and completely described, in all material respects, in each of the General Disclosure Package and the Prospectus;

                  (xiii) Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; the Company and each subsidiary is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, current or future combined or consolidated financial position, business prospects, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein (a "Material Adverse Effect"); after the consummation of the transaction contemplated by the Reorganization Agreement all of the issued and outstanding share capital or equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding share capital or equity interests of each Subsidiary free and clear of any security

Lien; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21 to the Registration Statement;

                  (xiv) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with Bermuda securities laws (including any applicable Bermuda insurance securities laws); none of the outstanding shares of Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the description of the Company's share option, share bonus and other share plans or arrangements and the options or other rights granted thereunder set forth in each of the General Disclosure Package and the Prospectus accurately and completely presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

                  (xv) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in each of the General Disclosure Package and the Prospectus;

                  (xvi) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, or agreements or understandings with the Company with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities the Company owned or to be owned by such person;

                  (xvii) The issue and sale of the Shares by the Company and the compliance by the Company and the Subsidiaries with all of the provisions of this Agreement and the Reorganization Agreement and the consummation by the Company and the Subsidiaries of the transactions contemplated herein or therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will any such action result in any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of the Company or any of the Subsidiaries or any law, statute or any order, rule or regulation of any Regulatory Agency or any other (as used herein, the term "Regulatory Agency" means any Bermuda, federal or state agency charged with the supervision or regulation of insurance companies, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or

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regulatory authority with respect to the Company or any of the Subsidiaries), federal, state, local or foreign court or governmental agency or regulatory or other body, including self-regulating organizations, (each a "Governmental Entity"), having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity, is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by herein, (a) except the registration under the Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") of the Shares, (b) except as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities, insurance securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (c) except such as have been obtained from the Bermuda Monetary Authority, (d) except that the Prospectus will have to be filed at the Registrar of Companies in Bermuda pursuant to the laws of Bermuda, (e) except for the transfer of (I) the issuance of an insurance broker license by the State of New York Insurance Department to CRM immediately prior to the First Time of Delivery and (II) the issuance of an insurance broker license by the State of California Department of Insurance to CRM immediately prior to the First Time of Delivery.

                  (xviii) Neither the Company nor any of the Subsidiaries is (a) in violation of its certificate of incorporation or charter (as applicable) or bylaws, or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such default or observance that would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xix) The statements set forth in each of the General Disclosure Package and the Prospectus under the caption "Description of Share Capital", insofar as they purport to constitute a summary of the terms of the share capital of the Company, and under the captions "Regulation," "Material Tax Considerations," "Risk Factors - We and the groups we manage are subject to extensive regulation in the United States and Bermuda that may adversely affect our ability to achieve our business objectives. If we and these groups do not comply with regulations, we and they may be subject to penalties, including fines, suspensions and withdrawals of licenses," "Risk Factors - CRM Holdings could be considered a U.S. corporation for U.S. federal income tax purposes, and thus subject to U.S. tax on its worldwide income (including the current income of Twin Bridges), under recently enacted U.S. legislation, if the value of Twin Bridges does not exceed 20% of our total value of CRM, CRM CA, Eimar and Twin Bridges," "Risk Factors - We may be deemed to be engaged in a U.S. trade or business or considered to be a personal holding company subject to U.S. Tax," "Risk Factors - Provisions in our charter documents may reduce or increase the voting power associated with our common shares," "Risk Factors - If you acquire 10% or more of our shares, you may be subject to taxation under the "controlled foreign corporation," or CFC, rules," "Risk Factors - U.S. persons who hold shares could be subject to adverse tax consequences if we are considered a `passive foreign investment company,' or PFIC, for U.S. federal income tax purposes," "Risk Factors - U.S. persons who hold shares may be subject to U.S. income taxation on their pro rata share of our `related party insurance income,' or RPII," "Risk Factors - Our holding company structure and certain regulatory, tax and other constraints affect our ability to pay dividends, make other payments and redeploy capital among our subsidiaries," "Risk Factors - Our business could be adversely affected by Bermuda employment restrictions," "Risk Factors - We may become subject to taxes in Bermuda after March 28, 2016," "Risk Factors - Provisions in our charter documents may reduce or increase the voting power associated with our common shares," "Risk Factors - Anti-takeover provisions in our bye-laws could impede an attempt to replace or remove our directors, which could diminish the value of our common shares," "Risk Factors - U.S. persons who own our common shares may have more difficulty protecting their interests than U.S. persons who are shareholders of a U.S. corporation" and "Risk Factors - We are a Bermuda company and it may be difficult for you to enforce judgments against us," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

                  (xx) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and the Subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, rules and regulations promulgated by the Bermuda Monetary Authority, the New York Workers' Compensation Board and the California Department of Industrial Relations and the USA Patriot Act) except where the failure to so comply would not, individually or in the aggregate, have Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of the Subsidiaries is not in compliance with any such statute, law, rule, regulation, decision, directive or order;

                  (xxi) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no actions, suits, investigations or proceedings before or by any Governmental Entity (a "Proceeding") now pending or, to the knowledge of the Company, threatened or contemplated by Governmental Entities or threatened or contemplated by others, to which the Company or any of the Subsidiaries is a party or of which any property or asset of the Company or any of the Subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; all pending Proceedings to which the Company or any of the Subsidiaries is a party or of which any of their property or assets is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect; and there are no contracts or documents of the Company or any of the Subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

                  (xxii) Each of the Company and the Subsidiaries possess all permits, licenses, including, but not limited to, insurance licenses from any Regulatory Agency, exemptions, franchises, approvals, consents and other authorizations of (collectively, "Governmental Licenses"), and has made all filings, applications and registrations with and given all notices to, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or the Subsidiaries, except in each case where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body, the execution, delivery and performance of this Agreement by the Company, the sale and delivery of the Shares and the compliance by the Company with all of the provisions hereof and the consummation by the Company and the Subsidiaries of the transactions contemplated in this Agreement) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Governmental License or results or, after notice or lapse of time or both, would result in any impairment of the rights of the holder of any such Governmental License which event, singly or in the aggregate, would result in a Material Adverse Effect;

                  (xxiii) To the knowledge of the Company and the Subsidiaries, no change in any law or regulation is pending that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, except as described in each of the General Disclosure Package and the Prospectus; for the purpose of this paragraph, a law is considered to be "pending" is has been passed by a legislative committee for consideration for adoption by the legislature and it has been published, and a regulation is considered to be "pending" if has been published for comment by a Regulatory Agency.

                  (xxiv) Each of the Company and the Subsidiaries is in compliance in all material respects with all applicable federal, state and local environmental laws, rules and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the "Environmental Laws"), except where such noncompliance would not be reasonably likely to have a Material Adverse Effect, or except as disclosed in each of the General Disclosure Package and the Prospectus;

                  (xxv) The Company and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses except where the failure to so own or possess would not, individually or in the aggregate, have a Material Adverse Effect; and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

                  (xxvi) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which has not been so described; and all descriptions of such relationships in each of the General Disclosure Package and the Prospectus are complete and accurate in all material respects;

                  (xxvii) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xxviii) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the Nasdaq National Market except, in either case, where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

                  (xxix) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares;

                  (xxx) Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary in his/her capacity as an employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus;

                  (xxxi) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (xxxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Co-Chief Executive Officers and its Chief Financial Officer by others within those entities to allow timely decisions regarding disclosures and are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls over financial reporting.

                  (xxxiii) Neither the Company nor any of the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently relates to or restricts in any material respect their business or that in any manner relates to their capital and surplus adequacy (including, but not limited to, any calculation or ratio relating to the "risk-based capital," of any Subsidiary that is an insurance company (an "Insurance Subsidiary") as contemplated under corresponding guidance published by the National Association of Insurance Commissioners (the "NAIC") or applicable Bermuda statutes or regulations) or their management (each, a "Regulatory Agreement"), nor has the Company or any of the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of the Subsidiaries in each case which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect;

                  (xxxiv) Any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, the Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA; "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member; no "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates; no "employee benefit plan" established or maintained by the

Company, the Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA); none of the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (B) Sections 412, 4971, 4975 or 4980B of the Code; each "employee benefit plan" established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

                  (xxxv) The Company and the Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

                  (xxxvi) Neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreements, covenant or condition contained in reinsurance and retrocessional treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such violations or defaults which would not, individually or in the aggregate, result in a Material Adverse Effect; all such reinsurance and retrocessional treaties, contracts, agreements and arrangements are in full force and effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends to terminate such treaty, contract, agreement or arrangement, except to the extent that such termination would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect;

                  (xxxvii) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or any Underwriter, for a brokerage commission, finder's fee or other like payment;

                  (xxxviii) No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company, other than general restrictions and limitations applicable to all insurance companies domiciled in the country or state of organization of such Insurance Subsidiary pursuant to applicable law and other than as described in each of the General Disclosure Package and the Prospectus;

                  (xxxix) The Company and its Insurance Subsidiaries have made no material changes in their insurance reserving practices since the respective dates as of which relevant financial information is presented in the Registration Statement, except as disclosed in each of the General Disclosure Package and Prospectus;

                  (xl) The Company and the Subsidiaries have filed all necessary federal, state and foreign income, franchise and premium tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them; the Company and the Subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iv) hereof in respect of all federal, state and foreign income, franchise and premium taxes for all periods as to which the tax liability of the Company or any of the Subsidiaries has not been finally determined;

                  (xli) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

                  (xlii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Reserved Shares (as defined below) in any jurisdiction where the Reserved Shares are being offered. The Company has not offered, or caused any Underwriter to offer, Shares to any person pursuant to the Reserved Share Program (as defined below) with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products;

                  (xliii) At the time of the initial filing of the Registration Statement and on the date hereof the Company was not and is not an "ineligible issuer," as defined in Rule 405 under the Act;

                  (xliv) The Common Shares, including the Shares being sold hereunder by the Company and the Selling Shareholders, have been approved for quotation on the Nasdaq National Market under the symbol "CRMH", subject to notice of issuance and evidence of satisfactory distribution; and

                  (xlv) Except for the Public Entities Trust of New York, each of the self-insured groups managed by CRM or CRM CA, as the case may be, on the date hereof are in full compliance with all laws, statutes or any order, rule or regulation of any applicable Regulatory Agency, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, current or future combined or consolidated financial position, business prospects, shareholders' equity or results of operations of such self-insured group and in the aggregate such failures to so comply by all of the self-insured groups (including the Public Entities Trust of New York) would not have a Material Adverse Effect; each of such self-insured groups was duly formed and is validly existing under the laws of the state in which it was formed; and none of such self-insured groups, other than the Public Entities Trust of New York, is currently deemed to be "underfunded" as determined by the New York Workers' Compensation Board or the California Department of Industrial Relations, as applicable.

            (b) Any certificate signed by an officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

            (c) Each of the Selling Shareholders for itself, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                  (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                  (ii) Each of this Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and each of the Custody Agreement and the Power of Attorney constitutes a valid and binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms;

                  (iii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will any such action result in any violation of the provisions of the constituent documents of such Selling Shareholder if such Selling Shareholder is a corporation or other entity, or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over such Selling Shareholder or the property or assets of such Selling Shareholder;

                  (iv) Immediately prior to each Time of Delivery such Selling Shareholder will be, except with respect to such Shares at such times as to which the Custodian is the registered owner, the sole registered and beneficial owner of the Shares to be sold by such

Selling Shareholder hereunder, free and clear of all Liens; and, upon delivery of such Shares as directed by the Underwriters to a nominee designated by The Depository Trust Company ("DTC") and payment therefor pursuant hereto, the respective Underwriters, upon the crediting of such Shares on the records of DTC to securities accounts of the respective Underwriters, will acquire a security entitlement in respect of such Shares under Section 8-501 of the New York UCC, will be a "protected purchaser" (as defined under the Uniform Commercial Code of New York (the "New York UCC")) provided that it has no "notice" of an adverse claim within the meaning of Section 8-105 of the New York UCC, and no action based on an adverse claim to such security entitlement may be asserted against the respective Underwriters provided that they have no "notice" of such adverse claim within the meaning of Section 8-105 of the New York UCC;

                  (v) Such Selling Shareholder has duly authorized, executed and delivered a copy of the agreement attached hereto as Annex I and such agreement is in full force and effect and constitutes a valid and binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms;

                  (vi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer -- Represented Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, the Registration Statement, any Preliminary Prospectus and any Issuer -- Represented Free Writing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Registration Statement, any Issuer -- Represented Free Writing Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery, to the knowledge of such Selling Shareholder, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; to the knowledge of such Selling Shareholder, at the Applicable Time, each of the General Disclosure Package and any individual Issuer -- Represented Limited Free Writing Prospectus, when considered together with the General Disclosure Package, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to the knowledge of such Selling Shareholder, when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (ix) All of the Shares to be sold by such Selling Shareholder hereunder have been transferred for registration in the name of Computershare Shareholder Services, LLC, as Custodian (the "Custodian"), under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Shareholder to the Custodian, and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in footnote (a) in Schedule II hereto, and each of them, with full power of substitution, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the Custodian to instruct the transfer agent of the Company to transfer the registered ownership of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

                  (x) The Shares to be sold by such Selling Shareholder hereunder were registered in the name of the Custodian under the Custody Agreement and are subject to the interests of the Underwriters hereunder; the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, is irrevocable; the obligations of such Selling Shareholder hereunder will not be terminated by operation of law, whether by the death or incapacity or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Shares will be transferred by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney will be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, the Company or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

                  (xi) Except as provided in Schedule V hereto, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (dd) of the By-laws of the NASD) any member firm of the NASD.

      2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders, severally and not jointly, agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $__________, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders, severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

      Each of the Selling Shareholders, as and to the extent indicated in
Schedule II hereto, hereby, severally and not jointly, grants to the Underwriters the right to purchase at their election up to ___________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and Attorney-in-Fact otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

      It is understood that ___________ shares of the Firm Shares ("Reserved Shares") have been reserved by the Underwriters for offer and sale to officers, directors, existing stockholders, employees, business associates and related persons of the Company ("Reserved Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD (the "Reserved Share Program"). Under no circumstances will any Underwriter be liable to the Company or to any Reserved Share Participant for any action taken or omitted to be taken in good faith in connection with such Reserved Share Program.

      3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to each of the Company and the Attorneys-in-Fact shall be delivered by or on behalf of the Company to the Representative through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the respective accounts specified by the Company and the Attorneys-in-Fact to the Representative at least 48 hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10 a.m., Eastern time, on ________, ____ or such other time and date as the Representative and each of the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 10 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representative and each of the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

            (a) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Kramer Levin Naftalis & Frankel LLP (the "Closing Location"), and delivery of the Shares shall be made through the facilities of the DTC, unless the Representative shall otherwise instruct, all at such Time of Delivery. A meeting will be held at the Closing Location at 10 a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer -- Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer -- Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer -- Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

            (c) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

            (d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (e) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and file with the Commission (subject to Section 5(a) hereof) and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

            (g) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to directly or indirectly, sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any Common Shares or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or publicly announce an intention to effect any such transaction without your prior written consent; provided, however, that if:
(1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the

16-day-period beginning on the last day of such 180-day period, the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

            (h) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and the Subsidiaries for such quarter in reasonable detail;

            (i) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information (provided that to the extent such information is not publicly available, it shall be provided on a confidential basis) concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide you with any such information, reports or communications that have been filed or furnished with the Commission by an electronic transmission pursuant to the EDGAR or an equivalent electronic database authorized by the Commission and that are available to the public;

            (j) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the each of the General Disclosure Package and the Prospectus under the caption "Use of Proceeds";

            (k) To (i) comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD in each jurisdiction in which the Reserved Shares are offered in connection with the Reserved Share Program and (ii) to pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Reserved Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share Program;

            (l) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

            (m) To use its best efforts to list for quotation the Shares on the Nasdaq National Market.

      6. The Company and each of the Selling Shareholders covenants and agrees with one another and with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees and expenses of Underwriters' counsel up to an aggregate amount of $250,000 and marketing, syndication and travel expenses; (ii) the fees, disbursements and expenses of the Company's counsel, counsel for the Selling Shareholders and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, including, but not limited to, the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities or insurance securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(v) all fees and expenses in connection with listing the Shares on the Nasdaq National Market; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vii) the cost of preparing share certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Reserved Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Reserved Share Program; and
(x) all other costs and expenses incident to the performance of its and the Selling Shareholders' obligations hereunder which are not otherwise specifically provided for in this Section.

      7. The obligations of the several Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and each of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each of the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration

Statement shall have become effective by 10:00 P.M., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

            (b) Kramer Levin Naftalis & Frankel LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Conyers Dill & Pearman, Bermuda counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (d) Baker & McKenzie LLP, special U.S. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form set forth in Exhibit A hereto.

            (e) Louis J. Viglotti, General Counsel of the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in substantially the form set forth in Exhibit B hereto.

            (f) Appleby Spurling Hunter, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form set forth in Exhibit C hereto.

            (g) Baker & McKenzie LLP, special U.S. counsel for the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in substantially the form set forth in Exhibit D hereto.

            (h) (i) At the time of the execution of this Agreement, you shall have received from Johnson & Lambert & Co., a letter dated such date, in form and substance satisfactory to you, to the effect that (A) they are independent registered public accountants with respect to the Company and the Subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Act and the rules and regulations of the Commission thereunder and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (B) it is their opinion that the combined financial statements and supporting schedules of CRM, CRM CA, Eimar and Twin Bridges and the balance sheet of the Company included in the Registration Statement and covered by their opinions therein and any supplementary financial information, schedules and pro forma financial information included in the Registration Statement, the General Disclosure Package or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder; (C) based upon limited procedures as agreed upon by you and Johnson & Lambert & Co. set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and the Subsidiaries, a reading of the minute books of the Company and the Subsidiaries, inquiries of officials of the Company and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (I) (x) the unaudited combined statements of income, combined balance sheets and combined statements of cash flows included in each of the General Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, (y) any material modifications should be made to the unaudited combined statements of income, combined balance sheets, combined statements of shareholders' equity and combined statements of cash flows included in each of the General Disclosure Package and the Prospectus, for them to be in conformity with generally accepted accounting principles, or (z) any unaudited pro forma combined financial information included in the General Disclosure Package or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements, (II) at a specified date not more than five days prior to the date of this Agreement, except as disclosed in such letter, there has been any change in the share capital of the Company or any increase in the combined long term or short term debt of CRM, CRM CA, Eimar and Twin Bridges the debt of the Company or any decrease in combined total assets, retained earnings or shareholders' and members' equity of CRM, CRM CA, Eimar and Twin Bridges or the total assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent combined balance sheet of CRM, CRM CA, Eimar and Twin Bridges included in the Registration Statement or the audited balance sheet of the Company, as the case may be, or (III) during the period from the date of the most recent combined statement of income included in the Registration Statement to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in the combined total revenues and net income of CRM, CRM CA, Eimar and Twin Bridges, except in all instances for changes, increases or decreases set forth in such letter, (D) in addition to the audits referred to in their opinions and the limited procedures referred to in clause (C) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and in each of the General Disclosure Package and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and the Subsidiaries identified in such letter and (E) they have compared the information in each of the General Disclosure Package and the Prospectus under the captions "Selected Combined and Pro Forma Financial Information" and "Management - Executive Compensation" with the respective disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301 and 402, respectively, of Regulation S-K.

                  (ii) At 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed after the date of this Agreement and also at each Time of Delivery, you shall have received from Johnson & Lambert & Co. a letter, dated as of each such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(h)(i) hereof, except that the specified date referred to shall be a date not more than five days prior to the date of such letter.

            (i) Neither the Company nor any of the Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as described in each of the General Disclosure Package and the Prospectus, and since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, business prospects, shareholders' and members' equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as described in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in this paragraph, is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (j) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market.

            (k) The Company has obtained and delivered to the Underwriters executed copies of an agreement attached hereto as Annex I from each officer and director and the shareholders listed on Schedule III hereto of the Company and such agreements shall be in full force and effect;

            (l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

            (m) Each of the transactions contemplated by the Reorganization Agreement has been consummated prior to the First Time of Delivery and the Company shall cause to be delivered to you such documentation as you may reasonably request evidencing such consummation;

            (n) The Company and Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company or the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (j) and (k) of this
Section 7 and as to such other
matters as you may reasonably request;

            (o) The Company shall have filed, or caused to be filed, the Prospectus at the Registrar of Companies in Bermuda; and

            (p) CRM shall have been issued an insurance broker license by the State of New York Insurance Department and CRM CA shall have been issued an insurance broker license by the State of California Department of Insurance.

            If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you, on behalf of the Underwriters, by notice to the Company at any time on or prior to the Time of Delivery. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including all fees, expenses and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 10 hereof shall survive any such termination and remain in full force and effect.

      8. (a) The Company shall indemnify and hold harmless each Underwriter and each Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer-Represented Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Issuer-Represented Free Writing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus (or any amendment or supplement thereto) are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled

"Underwriting," (ii) the second sentence of the seventh paragraph under the section entitled "Underwriting" relating to the Underwriters' reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part and (iii) the thirteenth paragraph under the section entitled "Underwriting" relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage (collectively, the "Underwriters' Information").

            In addition, the Company, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Reserved Share Participants in connection with the Reserved Share Program, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) the failure of any Reserved Share Participant to receive Reserved Shares for which such Reserved Share Participant submitted an indication of interest, (C) the failure of any Reserved Share Participant to pay for and accept delivery of Reserved Shares which, by the end of the second business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase; or (C) the Reserved Share Program (other than as a result of willful misconduct or bad faith by the Underwriters).

            (b) Each of the Selling Shareholders, severally and not jointly, shall indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer -- Represented Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Issuer -- Represented Free Writing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by the Company or such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to any amount due to an indemnified person under this Section 8(b), each Selling Shareholder shall be liable only to the extent of the net proceeds received by such Selling Shareholder from the sale of such Selling Shareholder's Shares.

            (c) Each Underwriter shall indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer-Represented Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, any Issuer-Represented Free Writing Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriters' Information; and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by the them in connection with investigating or defending any such action or claim as such expenses are incurred.

            (d) Promptly after receipt by an indemnified party under Section 8(a), (b), or (c) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Section, except to the extent that such indemnifying party has been materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with a single counsel (in addition to local counsel) satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which case the fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this

Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds it receives in connection with the offering of the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The obligations of the Selling Shareholders in this
Section 8(e) to contribute are several in proportion to the net proceeds received from the sale of Shares by each such Selling Shareholder and not joint.

            (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of Section 15 of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

      9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Attorneys-in-Fact for the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Attorneys-in-Fact for the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you, the Company and the Selling Shareholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in Section 9(a) hereof, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

      11. (a) The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Time of Delivery if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheet included in the Financial Statements, there has occurred, (i) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market or securities generally; (ii) a general moratorium on commercial banking activities declared by either United States federal, New York or Bermuda authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis or any material change in financial, political or economic conditions in the United States, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (ii), (iii) or (iv) above, in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

            (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 8 and 10 hereof shall survive such termination and remain in full force and effect.

      12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Michael Lacovara, General Counsel, Facsimile Number (212) 466-7888; if to any Selling Shareholder shall be delivered or sent by mail facsimile transmission to the Attorneys-in-Fact at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail or facsimile to PO Box HM 2062, Hamilton HM HX, Bermuda, Facsimile Number + 441-292-1143, Attention: Louis J. Viglotti, Esq., General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. The Company and each of the Selling Shareholders acknowledge and agree that, in connection with the purchase and sale of the Shares pursuant to this Agreement, (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder, or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate

      14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, each person who controls the Company, any Selling Shareholder or any Underwriter and any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person, and their respective heirs, executors, administrators, successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      17. By the execution and delivery of this Agreement, the Company hereby designates and appoints Louis J. Viglotti as the authorized agent of the Company upon whom process may be served in any suit, proceeding or other action against the Company instituted by any Underwriter, by any person controlling an Underwriter, by any Selling Shareholder or any person controlling a Selling Shareholder as to which such Underwriter or Selling Shareholder or any such controlling person is a party and based upon this Agreement, or in any other action against the Company in any Federal or state court sitting in the County of New York, arising out of the offering made by the Prospectus or any purchase or sale of Shares in connection therewith. The Company, on behalf of itself and each of the Subsidiaries, and each Selling Shareholder expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submit to exclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action. Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Underwriters shall have been appointed by the Company, such successor shall have accepted such appointment and written notice thereof shall have been given to the Underwriters. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in every respect personal service of process upon the Company in any such suit, proceeding or other action. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents on Civil and Commercial Matters or any successor convention or treaty. The Company and each of the Selling Shareholders hereby irrevocably waives any objection that they may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Shares, or this Agreement or otherwise relating to the offering, issuance and sale of the Shares in any Federal or state court sitting in the County of New York and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. The Company, and each of the Selling Shareholders agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the Shares or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement shall affect or limit the right of the Underwriters to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Underwriters to bring any action or proceeding against the Company or the Selling Shareholders or any of their respective property in the courts of any other jurisdiction. The Company further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designations and appointments or such substitute designations and appointments in full force and effect.

      18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                            [Signatures on Next Page]

      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, but without warranty on your part as to the authority of the signer thereof.


         Very truly yours,

         CRM HOLDINGS, LTD.


         By: __________________________________.
                  [NAME]
                  [TITLE]


         [SELLING SHAREHOLDERS LISTED ON SCHEDULE II HERETO]


         By: __________________________________.
                  [NAME]



Accepted as of the date hereof:

SANDLER O'NEILL & PARTNERS, L.P.
As representative of the Underwriters

By:  Sandler O'Neill & Partners Corp.,
        the sole general partner

By: __________________________________.
         Name:
         Title: